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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

As of May 1, 2002, VitalStream, Inc. is a wholly-owned subsidiary of the Registrant doing business under the name VitalStream. VitalStream, Inc. is incorporated in Delaware.

As of May 1, 2002, SiteStream, Incorporated is a wholly-owned subsidiary of VitalStream, Inc. SiteStream, Incorporated is incorporated in the State of California.

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